UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:                                        Submission of Matters to Vote of Stockholders.

The Annual Meeting of Stockholders of Power-One, Inc. (“Power-One” or the “Company”) was held on May 24, 2010.  Proxies were solicited by the Company pursuant to Regulation 14 under the Securities Exchange Act of 1934 for the following four proposals:

Proposal 1:  To adopt a plan of reorganization intended to better protect the Company’s substantial net operating loss carryforwards;

Proposal 2:  To approve the amendment and restatement of the Power-One, Inc. 2004 Stock Incentive Plan;

Proposal 3:  To elect the members of the Board of Directors, subject to the right of the holders of the Company’s preferred stock to separately elect two directors; and

Proposal 4:  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Power-One for the 2010 fiscal year.

Proxies representing 79,012,090 shares of the common stock eligible to vote at the meeting, or 89.41% of the outstanding common shares, were voted.

Proxies representing 17,500,000 shares of the preferred stock eligible to vote at the meeting, or 100% of the outstanding preferred shares, were voted.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal One

Plan of Reorganization

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
69,521,063	11,522,229	68,475	15,410,323

Proposal Two

Amendment and Restatement of

Power-One, Inc., 2004 Stock Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
70,121,654	10,894,984	83,163	15,422,289

Proposal Three

Election of Common Stock Directors

	Votes For	Votes Withheld	Broker Non-Votes
Kendall R. Bishop	62,625,817	980,084	15,406,189
Jon Gacek	63,113,368	492,533	15,406,189
Kambiz Hooshmand	63,097,122	508,779	15,406,189
Mark Melliar-Smith	58,466,181	5,139,720	15,406,189
Richard J. Thompson	62,991,359	614,542	15,406,189
Jay Walters	63,053,298	552,603	15,406,189

Election of Preferred Stock Directors

	Votes For	Votes Withheld	Broker Non-Votes
Kyle Ryland	17,500,000	-0-	-0-
Ajay Shah	17,500,000	-0-	-0-

Proposal Four

Ratification of the Appointment of

Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non- Votes
95,851,063	248,329	422,698	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/LINDA C. HELLER
Date:	May 25, 2010		Linda C. Heller
Senior Vice President — Finance, Treasurer and Chief Financial Officer